SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT, dated March 27, 2012, is by and among Genesis Capital Advisors LLC, a Delaware limited liability company (“Genesis Advisors”), Genesis Opportunity Fund, L.P., a Delaware limited partnership (“Genesis Opportunity”), and Genesis Asset Opportunity Fund, L.P., a Delaware limited partnership (“Genesis Asset Opportunity” and together with Genesis Advisor and Genesis Opportunity, the “Stockholder”), and GlobalOptions Group, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, the Stockholder owns of record and/or beneficially as of the date hereof, as set forth on Exhibit A hereto, 1,708,829 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and as a result of which the Stockholder may be deemed to beneficially own such shares, which together with any additional shares of Common Stock that the Stockholder or any “affiliate” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the Stockholder may be deemed to beneficially own on or after the date hereof, are referred to herein as “Owned Shares”;

WHEREAS, the Company intends to hold an annual meeting of stockholders during 2012 (including any adjournments or postponements thereof, the “Annual Meeting”); and

WHEREAS, the Stockholder and the Company have determined that the best interests of all the stockholders of the Company would be served by the consummation of the arrangements set forth herein.

NOW, THEREFORE, in consideration of the promises, mutual representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

Section 1.        Representations and Warranties of the Company.

1.1               The Company hereby represents, warrants and agrees that (a) it has full legal right, power and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated hereby, (b) the execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate actions, and (c) this Agreement constitutes valid, legal and binding obligations of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other laws now or hereafter in effect. The performance of the terms of this Agreement shall not conflict with, constitute a violation of, or require any notice or consent under, the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Company’s By-Laws, as amended (the “By-Laws”), or any agreement or instrument to which the Company is a party or by which the Company is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, rule or regulation applicable to the Company.

Section 2.        Representations and Warranties of the Stockholder.

2.1                The Stockholder hereby represents, warrants and agrees that (a) it has full legal right, power and authority to execute, deliver and perform this Agreement, and consummate the transactions contemplated hereby, (b) the execution and delivery of this Agreement, and the consummation by the Stockholder of the transactions contemplated hereby have been duly authorized by all necessary actions, and (c) this Agreement constitutes valid, legal and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or other laws now or hereafter in effect. The performance of the terms of this Agreement shall not conflict with, constitute a violation of, or require any notice or consent under, the organizational documents of the Stockholder or any agreement or instrument to which the Stockholder is a party or by which the Stockholder is bound, and shall not require any consent, approval or notice under any provision of any judgment, order, decree, statute, rule or regulation applicable to the Stockholder. All Owned Shares (a) are, and shall be as of the date of the Annual Meeting and any other applicable Voting Event (as defined below), held free and clear of all liens and encumbrances (other than ordinary course general liens in favor of a broker-dealer), and (b) shall not be subject to any proxies (other than pursuant to this Agreement) as of the date of the Annual Meeting and any other applicable Voting Event. Except for this Agreement, as of the date hereof, the Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement or third party rights, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

Section 3.        Actions by the Stockholder and the Company.

3.1                Voting. From and after the date hereof until the End Date (as defined below), at the Annual Meeting, however called, and in response to any request for any written consent of the stockholders of the Company, the Stockholder shall be present (in person or by proxy) and vote (or cause to be voted) all of the Owned Shares in favor of the election of all director nominees recommended by the Company’s Board of Directors (the “Board”) at the Annual Meeting or pursuant to such written consent. Any Owned Shares with respect to which the Stockholder does not have voting power as of the date hereof or as of the record date of the Annual Meeting or date of the written consent (or the record date with respect thereto) shall not be considered “Owned Shares” for the purposes of this Section 3.1.

3.2                Irrevocable Proxy. Solely with respect to the matters described in Section 3.1 hereof, if the Stockholder has not taken a Qualifying Action (as defined below) on or prior to the third (3rd) business day prior to the Annual Meeting or any other meeting, date or event upon which stockholders of the Company will be asked to vote with respect to the matters described in Section 3.1 (any such meeting, date or event, the “Voting Event”), the Stockholder hereby irrevocably appoints each of Harvey W. Schiller, Ph.D. and Jeffrey O. Nyweide as its proxy with full power of substitution (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of all applicable provisions of the Delaware General Corporation Law) to vote in his discretion all Owned Shares on the matters described in Section 3.1 effective from and after such third (3rd) business day prior to the Annual Meeting or any other Voting Event and until the date that is the earlier of (i) six (6) months after the date of the applicable Annual Meeting or other Voting Event or (ii) the End Date. The Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. “Qualifying Action” means either (a) the delivery by the Stockholder to the Company of a copy of the Stockholder’s duly executed and valid proxy (and any amendment of such proxy) with respect to the Annual Meeting or other Voting Event, provided the votes reflected in such proxy or amendment thereof are consistent with the Stockholder’s voting obligations under this Agreement with respect to the matter(s) in question or (b) the delivery by the Stockholder to the Company of a written certificate signed by the Stockholder certifying that it shall attend the Annual Meeting or other Voting Event in person (if a meeting of stockholders) and vote the Owned Shares in accordance with Section 3.1 hereof; provided that in the event that a Qualifying Action is subsequently rescinded, revoked or modified in any manner inconsistent with the requirements of Section 3.1, or if the Stockholder does not attend and vote as required hereunder at the Annual Meeting or other Voting Event, the Stockholder shall be deemed to have affirmed as of the time of the Annual Meeting or other Voting Event the proxy with respect to the Owned Shares granted under this Section 3.2 (notwithstanding any other action taken since the date hereof) and each of Harvey W. Schiller, Ph.D. and Jeffrey O. Nyweide shall be entitled to the proxy and vote the Owned Shares in his discretion at or in connection with the applicable Annual Meeting or other Voting Event. Any Owned Shares with respect to which the Stockholder does not have voting power as of the date hereof or as of the record date of the Annual Meeting, other Voting Event or date of any written consent (or the record date with respect thereto), shall not be considered “Owned Shares” for the purposes of this Section 3.2.

3.3                 Standstill. The Stockholder agrees that during the period commencing on the date hereof and ending on the earlier of (a) the 18 month anniversary of the date hereof or (b) the consummation of a Change of Control (as defined below) (the “End Date”), the Stockholder will not, and it will cause each of its affiliates and representatives (other than any such affiliate or representative who is a director of the Company and acting in his or her capacity as a director of the Company) not to, directly or indirectly, alone or in concert with others, take any of the actions set forth below, unless explicitly permitted pursuant to the terms of this Agreement or mutually agreed upon in writing by each of the Stockholder and the Company:

(a)        effect, seek, offer, propose (whether publicly or otherwise) or cause or participate in any discussions or negotiations regarding, or assist, encourage or seek to persuade, any other person or entity to effect, seek, offer or propose (whether publicly or otherwise) or participate in any discussions or negotiations regarding:

(i)        any tender offer or exchange offer involving Common Stock, not including any tender offer made by the Company;

(ii)        any recapitalization, restructuring, dividend, distribution, self tender, stock repurchase, liquidation, dissolution or other extraordinary transaction with or involving the Company or any of its subsidiaries or any portion of the business or the assets of the Company or any of its subsidiaries except for a merger, consolidation, share exchange, business combination or sale of assets with respect to the Company or any of its subsidiaries (with respect to which the Stockholder shall be permitted to engage in any of the activities set forth in Section 3.3(a) hereof so long as (A) the Stockholder refrains from making any public disclosures regarding such a transaction in a broad, non-exclusionary manner and (B) the Board has not asked the Stockholder, in writing and pursuant to a duly adopted resolution, to cease such activities with respect to a particular transaction after its presentation to the Board); or

(iii)        any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission (the “SEC”)) of proxies or written consents with respect to the Company or any action resulting in such person or entity becoming a “participant” (as such term is used in the proxy rules of the SEC) in any solicitation of proxies or written consents with respect to the Company;

(b)        except as set forth herein, submit any nomination of an individual for election to the Board or any other proposal for consideration at any annual or special meeting of the stockholders of the Company, including proposals pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(c)        seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company in connection with the election of directors or any other proposal contrary to the recommendation of the Board;

(d)        form, join or in any way participate in any “group” (other than a “group” comprised of solely affiliates) pursuant to Rule 13d-5 promulgated under the Exchange Act with respect to any securities of the Company;

(e)        seek to call any meeting of the holders of the Common Stock, amend any provision of the Certificate of Incorporation or the By-Laws, reconstitute the composition of the Board or control the management or policies of the Company;

(f)        take any action that could reasonably be expected to force the Company to make any public disclosure with respect to any of the types of matters described in clauses (a) through (e), or announce any intention to take any action of the type described in clauses (a) through (e); or

(g)        enter into any negotiations, arrangements or understandings with any person or entity other than the Company with respect to any of the foregoing, or advise, assist, or seek to persuade others to take any action with respect to any of the foregoing.

3.4        Board Resolution Regarding Rights Agreement. The Board has duly adopted resolutions providing that (i) the Stockholder, together with its affiliates, will not be deemed to be an “Acquiring Person” for the purposes of that certain Rights Agreement, dated as of September 7, 2010, by and between the Company and Continental Stock Transfer & Trust Company (the “Rights Agreement”) unless and until the Stockholder becomes the “Beneficial Owner” (as defined under the Rights Agreement) of in excess of 35% of the outstanding Common Stock, and (ii) approves, solely for the purposes of Section 203 of the Delaware General Corporation Law, the acquisition of the Owned Shares by the Stockholder. Such resolutions, as certified by the Company’s Secretary, are attached hereto as Exhibit B. During the term of this Agreement (and in no event prior to the End Date), the Board may not, in any manner change the definition of “Acquiring Person” with respect to the Stockholder and its affiliates absent the Stockholder’s prior written consent.

3.5                 Appointment of Director.

(a)        On or before April 2, 2012, the Board shall vote to expand the Board to six (6) members and appoint two (2) designees of the Stockholder (the “Stockholder Designees”) to serve on the Board.  The Board shall nominate and recommend the election of the Stockholder Desginees to the Board, and solicit proxies for the Stockholder Designees to the Board, at the Annual Meeting, any other Voting Event or any action by written consent. At such time the Stockholder beneficially owns less than 22% of the Common Stock of the Company, the Stockholder shall only have the authority to appoint one (1) Stockholder Designee to the Board and the Board shall only be required to nominate and recommend the election of such one (1) Stockholder Desginee to the Board, and solicit proxies for such one (1) Stockholder Designee to the Board, at the Annual Meeting, any other Voting Event or any action by written consent. At such time the Stockholder beneficially owns less than 10% of the Common Stock of the Company, the Stockholder shall have no authority to appoint any Stockholder Designee to the Board and the Board shall have no obligation to nominate and recommend the election of any such Stockholder Desginee to the Board, and solicit proxies for any such Stockholder Designee to the Board, at the Annual Meeting, any other Voting Event or any action by written consent.

(b)        So long as either of the Stockholder Designees serve on the Board, the Company shall maintain, without any interruption, and fully pay the premium for, a minimum of $10,000,000 of non-cancellable directors and officers’ insurance from an insurance carrier with the same or better credit rating as the Company’s current directors and officers’ insurance carrier, with other terms and conditions that are no less favorable than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its subsidiaries by reason of him or her serving in such capacity.

Section 4.        Certain Covenants of the Stockholder and the Company.

4.1                 Restriction on Transfer, Proxies and Non-Interference.  The Stockholder hereby agrees from and after the date hereof until the applicable date set forth below not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding other than this Agreement with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, those 1,385,529 shares of Common Stock that the Stockholder acquired from Brookdale Global Opportunity Fund, a Cayman company, and Brookdale International Partners, L.P., a New York limited partnership and (collectively, the “Weiss Acquired Shares”), (b) grant any proxies or powers of attorney with respect to any Weiss Acquired Shares (other than as set forth in this Agreement), deposit any Weiss Acquired Shares into a voting trust or enter into a voting agreement with respect to any Weiss Acquired Shares (or attempt or purport to revoke or supersede the proxy granted to the Company hereunder), (c) take any action that reasonably could cause any representation or warranty of the Stockholder contained herein to become materially untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its covenants or other obligations under this Agreement or (d) commit or agree to take any of the foregoing actions. Any transfer of any Weiss Acquired Shares in violation of this provision shall be null and void. If any involuntary transfer of any Weiss Acquired Shares shall occur (including a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Weiss Acquired Shares subject to all of the restrictions, liabilities and rights under this Agreement. The restrictions under this Section 4.1 shall continue in full force and effect until a Change of Control; provided, however, that (i) the Stockholder may, prior to the date of a Change of Control, sell, transfer, pledge, encumber, assign or otherwise dispose of the Weiss Acquired Shares in blocks of 5% or more of the then issued and outstanding shares of Common Stock of the Company to any party who agrees in writing with the Company to abide by and be bound by all of the of the terms, conditions, restrictions, rights and liabilities contained in this Agreement, and (ii) following the six month anniversary of this Agreement, the Stockholder may also sell, transfer, pledge, encumber, assign or otherwise dispose of the Weiss Acquired Shares in blocks of less than 5% of the then issued and outstanding shares of Common Stock of the Company, (A) in privately negotiated transactions where any transferee or pledgee of such shares will not following such disposition beneficially own more than 5% of the then issued and outstanding shares of Common Stock of the Company, and (B) in transactions on a nationally recognized exchange or a nationally recognized over-the-counter market (including, without limitation, the OTC Bulleting Board electronic quotation medium regulated by the Financial Industry Regulatory Authority, Inc., the OTCQX maintained by OTC Markets Group Inc., the OTCQB maintained by OTC Markets Group Inc. and any of their respective successors), so long as the Stockholder does not know that any acquirer of such shares following such transaction will be the beneficial owner of more than 5% of the then issued and outstanding shares of Common Stock of the Company; provided further however that in no event shall the restrictions in this Section 4.1 continue beyond December 31, 2012. In order to be able to enforce this Section 4.1, the Stockholder hereby consents to the certification of the Weiss Acquired Shares and the placing of a legend/and or stop-transfer order on such shares with the transfer agent of the Common Stock. For purposes of this Section 4.1, in determining the number of outstanding shares of Common Stock, the Stockholder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.

4.2                 Change of Control. For purposes of this Agreement, a “Change of Control” shall mean the occurrence of any one or more of the following events:

(a)        A change in the composition of the Board such that the individuals who, as of the date hereof, other than any designee designated by Weiss Asset Management LP pursuant to that certain Support Agreement dated October 27, 2010, by and between the Company and Weiss Asset Management LP, and following the appointment of the Stockholder Designees, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 4.2(a), any individual who becomes a member of the Board subsequent to the date hereof, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board shall not be so considered as a member of the Incumbent Board; or

(b)        The consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Company’s outstanding Company Common Stock immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s outstanding Common Stock or (B) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(c)        The approval by stockholders of a complete liquidation or dissolution of the Company.

4.3                 Registration Rights Agreement. Concurrently with the execution of this Agreement, the Company and the Stockholder shall enter into a Registration Rights Agreement, in the form attached hereto as Exhibit C, pursuant to which the Company shall agree to register the resale of the Owned Shares pursuant to the terms set forth therein.

Section 5.        Miscellaneous.

5.1                 Public Announcements. The Company agrees to issue a press release announcing the Company’s entry into this Agreement and/or file a Form 8-K with the Securities and Exchange Commission (the “Public Statement”), which Public Statement must be reasonably satisfactory to the Stockholder. None of the parties hereto shall (i) make any public statements regarding the Annual Meeting or the terms and provisions of this Agreement (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Public Statement or (ii) make any public statement (including any statement in any filing with the SEC or any other governmental agency) that is critical of or disparages this Agreement, any of the parties hereto, or any actions taken prior to the date hereof by any of the parties hereto in connection with the Annual Meeting; provided, however, that the parties hereto may make such statements either required by applicable law, rule or regulation (including any statement required by any filing with the SEC or any other governmental agency) or required in order to comply with the party’s fiduciary duties to the Company or its stockholders, or the party’s investors or clients (as applicable), in each case as reasonably determined by the party seeking to make the statement at issue, based on the advice of counsel and upon reasonable prior written notice to the other parties hereto of the nature of the statement and the reasons it is required to be made, to the extent practicable under the circumstances.

5.2                Additional Shares. The Stockholder shall promptly notify the Company of the number of shares of Common Stock, if any, as to which the Stockholder acquires record or beneficial ownership after the date hereof until the conclusion of the Annual Meeting; provided that in no event will the Stockholder have an obligation to provide notice to the Company under this Section 5.2 after the End Date. Any shares of Common Stock as to which the Stockholder acquires record or beneficial ownership after the date hereof shall be Owned Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Common Stock, the number of shares of Common Stock constituting Owned Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other voting securities of the Company issued to the Stockholder in connection therewith.

5.3                Definition of “Beneficial Ownership.” For purposes of this Agreement, “beneficial ownership” with respect to (or to “beneficially own”) any securities shall mean having “beneficial ownership” of such securities as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

5.4                Expenses. All costs and expenses incurred in connection with this Agreement and the obligations of the parties hereunder shall be paid by the party incurring such costs and expenses.

5.5                Specific Performance. The Stockholder, on the one hand, and the Company, on the other hand, acknowledge and agree that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the Stockholder, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity, nor shall such other party seek the posting of a bond as a condition for obtaining any such relief. An application for specific performance pursuant to this Section 5.5 shall not preclude the Moving Party from seeking other relief available at law or in equity.

5.6                No Waiver. Any waiver by either the Stockholder or the Company of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver of any provision of this Agreement must be signed by the party against whom enforcement of such waiver is sought.

5.7                Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5.7 shall be null and void.

5.8                Survival of Representations. All representations and warranties made by the parties in this Agreement or pursuant hereto shall survive the execution of this Agreement.

5.9                Entire Agreement; Amendments. This Agreement, including the exhibits hereto, contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

5.10                Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of applicable law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.

5.11                Notices. Any notice or other communication required or permitted to be given under this Agreement will be sufficient if it is in writing, sent to the applicable address set forth below (or as otherwise specified by a party by notice to the other parties in accordance with this Section 5.11) and delivered personally or sent by recognized overnight courier, postage prepaid, and will be deemed given (a) when so delivered personally, (b) if sent by recognized overnight courier, one day after the date of sending, or (c) if delivered by electronic mail transmission.

If to the Company:

GlobalOptions Group, Inc.
415 Madison Avenue
New York, NY 10019
Attn: Chief Executive Officer
Email: hschiller@globaloptionsgroup.com

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn: Robert H. Friedman, Esq.
Email: rfriedman@olshanlaw.com

If to the Stockholder:

Genesis Capital Advisors LLC
1212 Avenue of the Americas, 19th floor
New York, New York 10036
Attn: Ethan Benovitz
Daniel Saks
Email: ebenovitz@genesiscm.com
dsaks@ genesiscm.com

With a copy to:

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Attn: Rick A. Werner, Esq.
Email: rick.werner@haynesboone.com

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

5.12                Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to the conflict of laws principles thereof. The parties hereto agree to submit to the non-exclusive jurisdiction of any court of competent jurisdiction located in the State of New York to resolve any dispute relating to this Agreement and waive any right to move to dismiss or transfer any such action brought in any such court on the basis of any objection to personal jurisdiction or venue.

5.13                Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.14                Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

5.15                No Admission. Nothing contained herein shall constitute an admission by any party hereto of liability or wrongdoing.

5.16                Further Action. Each party agrees to, without further consideration, execute and deliver such additional documents, and take all such further action as may be reasonably required to effectuate or further evidence the terms and provisions of this Agreement.

[Signature Page to Follow]

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or caused this Agreement to be duly executed by their authorized representative, as of the day and year first above written.

GLOBALOPTIONS GROUP, INC.

By:	/s/ Jeffrey O. Nyweide
Name:	Jeffrey O. Nyweide
Title:	Chief Financial Officer and Executive Vice President

STOCKHOLDER:

GENESIS CAPITAL ADVISORS LLC

By:	/s/ Ethan Benovitz
Name:	Ethan Benovitz
Title:	Managing Member

GENESIS OPPORTUNITY FUND, L.P.

By:	/s/ Ethan Benovitz
Name:	Ethan Benovitz
Title:	Managing Member of G.P.

GENESIS ASSET OPPORTUNITY FUND, L.P.

By:	/s/ Ethan Benovitz
Name:	Ethan Benovitz
Title:	Managing Member of G.P.

EXHIBIT A

OWNERSHIP OF COMMON STOCK

Common Stock Beneficially Owned as of the date hereof

Beneficial Owner	Shares	Broker
Genesis Opportunity Fund, L.P.	1,535,529

Genesis Asset Opportunity Fund, L.P.	173,300

EXHIBIT B

FORM OF BOARD RESOLUTIONS

        RESOLVED, that the Board of Directors hereby determines that each of Genesis Capital Advisors LLC, a Delaware limited liability company, Genesis Opportunity Fund, L.P., a Delaware limited partnership, Genesis Asset Opportunity Fund, L.P., a Delaware limited partnership and each of their respective Affiliates (as defined under the Rights Agreement) (collectively, the “Stockholder”) shall not be deemed to be an “Acquiring Person” for the purposes of that certain Rights Agreement, dated as of September 7, 2010, by and between the Company and Continental Stock Transfer & Trust Company (the “Rights Agreement”) unless and until the Stockholder becomes the “Beneficial Owner” (as defined under the Rights Agreement) of in excess of 35% of the Common Shares (as defined under the Rights Agreement) then outstanding and provided that if at any time the Stockholder is the Beneficial Owner (as defined under the Rights Agreement) of less than 25% of the Common Shares (as defined under the Rights Agreement) then the Stockholder shall not be deemed to be an “Acquiring Person” for the purposes of the Rights Agreement, unless and until the Stockholder becomes the “Beneficial Owner” (as defined under the Rights Agreement) of in excess of 25% of the Common Shares (as defined under the Rights Agreement) then outstanding and provided further however, that if at any time the Stockholder is the Beneficial Owner (as defined under the Rights Agreement) of less than 10% of the Common Shares (as defined under the Rights Agreement) then the Stockholder shall not be deemed to be an “Acquiring Person” for the purposes of the Rights Agreement, unless and until the Stockholder becomes the “Beneficial Owner” (as defined under the Rights Agreement) of in excess of 10% of the Common Shares (as defined under the Rights Agreement) then outstanding; and be it further

        RESOLVED, that the Board of Directors hereby acknowledges that the approval of the right to acquire up to 35% of the Company’s common stock by the Stockholder thereby renders inapplicable such acquisitions of up to 35% of the Company’s Common Stock, the restrictions on the Company from engaging in any business combination as set forth in Section 203 of the General Corporation Law of the State of Delaware.